                                                                    EXHIBIT 99.3

                          ATLANTIC TELE-NETWORK, INC.
                             (PARENT COMPANY ONLY)

                   CONDENSED STATEMENTS OF FINANCIAL POSITION

                           DECEMBER 31, 1995 AND 1996
                             (AMOUNTS IN THOUSANDS)

                                                               1995      1996
                                                             --------  --------
ASSETS
Current assets:
  Cash...................................................... $  1,615  $    578
  Other current assets......................................      281       192
                                                             --------  --------
                                                                1,896       770
Property and equipment......................................    3,242     3,149
  Less accumulated depreciation.............................   (1,622)   (2,094)
                                                             --------  --------
                                                                1,620     1,055
Investment in and advances to subsidiaries..................  141,122   155,038
Other assets................................................      576     2,044
                                                             --------  --------
                                                             $145,214  $158,907
                                                             ========  ========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Notes payable............................................. $  6,512  $  5,722
  Accounts payable..........................................    1,651       952
  Accrued taxes.............................................      508     1,214
  Other current liabilities.................................      969       952
  Current portion of long-term debt.........................    4,328        88
                                                             --------  --------
    Total current liabilities...............................   13,968     8,928
Long-term debt, excluding current portion...................      290       188
Contingencies and commitments...............................
Stockholders' equity:
  Common stock..............................................      123       123
  Preferred stock...........................................      --        --
  Paid-in capital...........................................   81,852    81,852
  Retained earnings.........................................   48,981    67,816
                                                             --------  --------
    Total stockholders' equity..............................  130,956   149,791
                                                             --------  --------
                                                             $145,214  $158,907
                                                             ========  ========

                  See note to condensed financial statements.

                                                                    EXHIBIT 99.3
                                                                     (CONTINUED)

                          ATLANTIC TELE-NETWORK, INC.
                             (PARENT COMPANY ONLY)

                       CONDENSED STATEMENTS OF OPERATIONS
                (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                      YEARS ENDED DECEMBER
                                                               31,
                                                     -------------------------
                                                      1994     1995     1996
Advisory fees....................................... $ 4,701  $ 7,870  $ 8,895
Interest income.....................................   4,056    4,555    4,464
                                                     -------  -------  -------
                                                       8,757   12,425   13,359
Expenses:
  Interest..........................................     743      893      522
  General and administrative........................   5,960    7,215    7,117
                                                     -------  -------  -------
                                                       6,703    8,108    7,639
                                                     -------  -------  -------
Income before income taxes and equity in
 undistributed earnings of subsidiaries.............   2,054    4,317    5,720
Income taxes........................................    (759)  (1,049)  (1,651)
                                                     -------  -------  -------
Income before equity in undistributed earnings of
 subsidiaries.......................................   1,295    3,268    4,069
Equity in undistributed earnings of subsidiaries....  11,847   13,942   13,938
                                                     -------  -------  -------
Net income.......................................... $13,142  $17,210  $18,007
                                                     =======  =======  =======
Net income per share................................ $  1.07  $  1.40  $  1.47
                                                     =======  =======  =======
Average number of shares outstanding................  12,273   12,273   12,273
                                                     =======  =======  =======


                  See note to condensed financial statements.

                                                                    EXHIBIT 99.3
                                                                     (CONTINUED)

                          ATLANTIC TELE-NETWORK, INC.
                             (PARENT COMPANY ONLY)

                       CONDENSED STATEMENTS OF CASH FLOWS
                             (AMOUNTS IN THOUSANDS)

                                                   YEARS ENDED DECEMBER 31,
                                                  ----------------------------
                                                    1994      1995      1996
                                                  --------  --------  --------
Cash flow from operating activities:
  Net income..................................... $ 13,142  $ 17,210  $ 18,007
  Adjustments to reconcile net income to net cash
   flows from operating activities:
    Equity in undistributed earnings of subsidi-
     aries.......................................  (11,847)  (13,942)  (13,938)
    Deferred income taxes........................      820      (225)     (348)
    Depreciation and amortization................      759       662       694
    Change in operating assets and liabilities:
      Other assets...............................    2,233     1,138    (1,120)
      Other liabilities..........................   (1,927)    1,267        (7)
      Other......................................     (212)      395       138
                                                  --------  --------  --------
        Net cash flows from operating activities.    2,968     6,505     3,426
Cash flows from investing activities:
  Investment in and advances to subsidiaries.....   (2,899)   (4,844)      669
  Capital expenditures...........................      (19)     (377)      --
                                                  --------  --------  --------
        Net cash flows from investing activities.   (2,918)   (5,221)      669
Cash flows from financing activities:
  Net borrowings (repayments) on notes...........      --        --       (790)
  Issuance of long-term debt.....................      --        356       --
  Repayment of long-term debt....................     (192)     (204)   (4,342)
                                                  --------  --------  --------
        Net cash flows from financing activities.     (192)      152    (5,132)
                                                  --------  --------  --------
Net change in cash...............................     (142)    1,436    (1,037)
Cash, Beginning of year..........................      321       179     1,615
                                                  --------  --------  --------
Cash, End of year................................ $    179  $  1,615  $    578
                                                  ========  ========  ========
Supplemental cash flow information:
  Interest paid.................................. $    692  $  1,037  $    542
                                                  ========  ========  ========
  Income taxes paid.............................. $     80  $    260  $    620
                                                  ========  ========  ========

                  See note to condensed financial statements.

                                                                    EXHIBIT 99.3
                                                                     (CONTINUED)

                          ATLANTIC TELE-NETWORK, INC.
                             (PARENT COMPANY ONLY)

                     NOTE TO CONDENSED FINANCIAL STATEMENTS

                  YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996
                        (COLUMNAR AMOUNTS IN THOUSANDS)

A. SIGNIFICANT ACCOUNTING POLICIES

  INVESTMENT IN SUBSIDIARIES--Atlantic Tele-Network, Inc.'s investment in subsidiaries is accounted for using the equity method.